Pursuant to General Instruction number 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

Name:   Foresite Capital Fund II, L.P.
        Foresite Capital Management III, LLC
        Foresite Capital Fund III, L.P.

        Address:   Foresite Capital
                   600 Montgomery Street
                   Suite 4500
                   San Francisco, CA  94111

Name:   James B. Tananbaum

        Address:   600 Montgomery Street
                   Suite 4500
                   San Francisco, CA  94111

Designated Filer:                 Foresite Capital Management II, LLC

Issuer and Ticker Symbol:         Aerie Pharmaceuticals, Inc. (AERI)

Date of Event Requiring Statement: May 26, 2017

Each of the following is a Joint Filer with Foresite Capital Management II, LLC
("FCM II") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

FCM II is the general partner of Foresite Capital Fund II, L.P. ("FCF II").  As such, FCM II possesses sole voting and investment control over the shares owned by FCF II, and may be deemed to have indirect beneficial ownership of the securities held by FCF II, however, owns no shares of the Issuer directly.
James B.
Tananbaum ("Mr. Tananbaum") is the managing member of FCM II and in his capacity as such, may be
deemed to exercise sole voting, investment and dispositive power over the shares held by FCF II.  FCM III is the general partner of Foresite Capital Fund
III, L.P. ("FCF III").  As such, FCM III possesses sole voting and investment control over the shares owned by FCF III, and may be deemed to have indirect beneficial ownership of the securities held by FCF III, however, owns no shares of the Issuer directly.  Mr. Tananbaum is the managing member of FCM III and in his capacity as such, may be deemed to exercise sole voting, investment and dispositive power over the shares held by FCF III.  Each Reporting Person disclaims beneficial ownership of the shares held by FCF II and FCF III except to the extent of his or its proportionate pecuniary interest therein.  The filing of this statement shall not be deemed an admission that, for purposes of
Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the
Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates FCM II as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder.

FORESITE CAPITAL MANAGEMENT II, LLC

By:     /s/ James B. Tananbaum
        --------------------------------
        James B. Tananbaum
        Managing Member

FORESITE CAPITAL FUND II, L.P.

By:     Foresite Capital Management II, LLC
        Its General Partner

By:     /s/ James B. Tananbaum
        --------------------------------
        James B. Tananbaum
        Managing Member

FORESITE CAPITAL MANAGEMENT III, LLC

By:     /s/ James B. Tananbaum
        --------------------------------
        James B. Tananbaum
        Managing Member

FORESITE CAPITAL FUND III, L.P.

By:     Foresite Capital Management III, LLC
        Its General Partner

By:     /s/ James B. Tananbaum
        --------------------------------
        James B. Tananbaum
        Managing Member

  /s/ James B. Tananbaum
----------------------------------------
James B. Tananbaum